UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2010 (June 3, 2010)

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2010, Education Realty Trust, Inc., a Maryland corporation (the “Company”), through Education Realty Operating Partnership, LP, a Delaware limited partnership (the “Partnership”), purchased and redeemed (the “PIU Transaction”) all of the outstanding profits interest units (“PIUs”) held by Education Realty Limited Partner, LLC, a Delaware limited liability company (the “PIU Unitholder”).

PIUs are a special class of partnership interests in the Partnership that were issued pursuant to Section 4.3(a)(iii) of the Amended and Restated Agreement of Limited Partnership of the Partnership and in accordance with the Company’s 2004 Incentive Plan, as amended (the “Plan”). The PIUs were issued to, and owned by, the PIU Unitholder, and entitle the owner to receive the same quarterly per unit distributions as one common unit of the Partnership. Certain officers and employees of the Company own membership interests in the PIU Unitholder in connection with grants of PIU awards made pursuant to the Plan.

Pursuant to the terms of the PIU Transaction, the Partnership purchased and redeemed from the PIU Unitholder 192,500 PIUs, which represents all of the outstanding PIUs, at a purchase price of $2.50 per unit, or $481,250.00 in the aggregate, payable as follows: (i) $314,063.00 of shares of the Company’s common stock, par value $0.01 (the “Shares”), based upon the closing price of the Shares on the New York Stock Exchange on June 2, 2010 and (ii) $167,187.00 in cash (collectively, the “Purchase Price”).

Pursuant to Section 10.1(a) of the Amended and Restated Limited Liability Company Agreement of the PIU Unitholder, Education Realty OP GP, Inc., as the sole manager (the “Manager”) of the PIU Unitholder, has the authority, in its sole discretion, to dissolve and wind up the affairs of the PIU Unitholder.

As part of the consummation of the PIU Transaction and payment of the Purchase Price, the Manager approved and adopted a plan of dissolution and liquidation of the PIU Unitholder and filed a certificate of dissolution with the Delaware Secretary of State.

Certain of the executive officers of the Company received the following items of value in connection with the PIU Transaction and dissolution of the PIU Unitholder.

Executive Officer	Number of Shares	Cash
Thomas Trubiana	6,068 shares	$12,500
Randall H. Brown	9,102 shares	$18,750
Christine Richards	758 shares	$1,563
J. Drew Koester	6,068 shares	$12,500

The Shares delivered in connection with the PIU Transaction were issued from shares reserved under the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: June 4, 2010	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary